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                  Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                                551 Fifth Avenue
                            New York, New York 10176


                                                                  July 22, 1998

Family Golf Centers, Inc.
538 Broadhollow Road
Melville, New York  11747

Ladies and Gentlemen:

         You have requested our opinion, as counsel for Family Golf Centers, Inc., a Delaware corporation (the "Company") in connection with the registration statement on Form S-3 (the "Abbreviated Registration Statement") under the Securities Act of 1933, as amended (the "Act"), for the registration of 575,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"). The Abbreviated Registration Statement relates to the same class of securities registered pursuant to the Company's Registration Statement of Form S-3 (No. 333-53503) declared effective on July 22, 1998 (the "Initial Registration Statement").

         The Abbreviated Registration Statement, together with the Initial Registration Statement, relates to an offering of up to 4,600,000 shares (including up to 600,000 shares issuable upon exercise of the Underwriters' Over-Allotment Option) of Common Stock, all of which are being sold by the Company.

         We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that, when there has been compliance with the Act and the applicable state securities laws, the shares of Common Stock to be sold by the Company, when issued, delivered, and paid for in the manner described in the form of Underwriting Agreement filed as Exhibit 1.1 to the Initial Registration Statement, will be legally issued, fully paid and nonassessable.

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Family Golf Centers, Inc.
July 22, 1998
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Abbreviated Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Initial Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.


                                            Very truly yours,


                                            /s/  Squadron, Ellenoff, Plesent &
                                                   Sheinfeld, LLP